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                                                                    EXHIBIT 99.4

RESULTS OF SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS AT ANNUAL MEETING

         The 2003 annual meeting of our stockholders was held on June 4, 2003. The purpose of the annual meeting was to consider and vote upon the following proposals:

     1.   To elect one director to our board of directors;

     2. To ratify the appointment of Deloitte & Touche LLP as our independent accountants for 2003; and

     3. To consider and vote upon a proposal to amend certain terms of the Reliant Resources, Inc. Employee Stock Purchase Plan.

     At the annual meeting, Joel V. Staff was re-elected to serve as a Class I director of Reliant Resources, Inc. The votes cast for the nominee and the votes withheld were as follows:

                              FOR                         WITHELD
                          -----------                    ---------
                          246,553,143                    8,811,814

The following votes were cast with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for the fiscal year ended December 31, 2003.

                    FOR                 AGAINST                  ABSTAIN
                -----------            ---------                ---------

                249,673,549            4,991,120                 700,288

The following votes were cast with respect to the proposal to amend certain terms of the Reliant Resources, Inc. Employee Stock Purchase Plan. There were 82,567,928 broker non-votes.

                    FOR                 AGAINST                  ABSTAIN
                -----------            ---------                ---------

                137,278,785           34,311,330                1,206,914